Exhibit 99.1

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Thomson StreetEvents℠

DWSN - Q2 2010 Dawson Geophysical Earnings Conference Call

Event Date/Time: May. 05. 2010 / 2:00PM GMT

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical Company — President, CEO
Christina Hagan
Dawson Geophysical Company — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Marshall Adkins
Raymond James & Associates — Analyst
Neal Dingmann
Wunderlich Securities, Inc. — Analyst
Veny Aleksandrov
Pritchard Capital — Analyst
Pierre Conner
Capital One Southcoast, Inc. — Analyst
PRESENTATION
Operator
Good morning. My name is Tamika, and I will be your conference operator today. At this time I would like to welcome everyone to Dawson Geophysical Company’s second quarter earnings and update conference call. All lines have been placed on mute to prevent any background noise. After the speaker’s remarks, there will be a question-and-answer session. (Operator Instructions). Thank you. Mr. Steve Jumper, you may begin your conference.

Steve Jumper - Dawson Geophysical Company — President, CEO
Thank you, Tamika. Well, good morning and welcome to Dawson Geophysical Company’s second quarter 2010 earnings and operations conference call. As Tamika said, my name is Steve Jumper, President, Chief Executive Officer of the Company. Joining me on the call are Christina Hagan, Executive Vice President and Chief Financial Officer, and Decker Dawson, founder and Chairman of the Company.
As in the past, today’s call will be presented in three segments. Following opening remarks, Chris will discuss our financial results, and then I will return for an operations update. Then the call will be opened up for questions. The call is scheduled for half an hour and we will not provide any guidance. At this point I’ll turn the call over to Chris Hagan, our CFO.

Christina Hagan - Dawson Geophysical Company — EVP, CFO
Thanks, Steve. First let’s go through our Safe Harbor provision. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call, which are forward-looking and which provide other than historical information, involve risks and uncertainties that may be materially affect the Company’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy — industry spending, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risks related to our customers, the availability of capital resources and operational disruptions.

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
A discussion of these and other factors, including risks and uncertainties, is set form in the Form 10-K for the fiscal year ending September 30, 2009. Dawson Geophysical Company disclaims any intention or obligations to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
During this conference call, Dawson will make reference to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in Dawson’s current earnings release, a copy of which is located on the Dawson’s website, www.dawson3d.com.
This morning we reported revenues of $48.585 million for the quarter ending March 31, 2010, our second quarter fiscal 2010, compared to $64.625 million for the same quarter in fiscal 2009, representing a decrease of 25%. Net loss for the second quarter of fiscal 2010 was $2.706 million, compared to a net income of $6.170 million in the same quarter of fiscal 2009. Loss per share for the second quarter fiscal 2010 was $0.35, compared to income per share of $0.79 for the second quarter of fiscal 2009. EBITDA for the second quarter fiscal 2010 was $2.488 million,compared to $16.814 million in the same quarter fiscal 2009.
The revenue decrease in the quarter compared to the same quarter of fiscal 2009 was primarily the result of previously announced reductions in active crew count, from 16 to nine crews, which began in the second quarter of fiscal 2009 with four crews, and in the third quarter fiscal 2009 two additional crews, and in the first quarter of fiscal 2010, one additional crew.
Revenues in the quarter continue to include relatively high third-party charges related to the use of helicopter support services, specialized survey technologies and dynamite energy sources. And we are reimbursed for these expenses by our clients. Steve?

Steve Jumper - Dawson Geophysical Company — President, CEO
Well, thank you, Chris. Our second quarter fiscal 2010 results showed significant improvement over our first quarter fiscal 2010 results. EBITDA increased from a loss of $211,000 in the first quarter to a gain of $2.488 million in the second quarter. During the second quarter, we redeployed two seismic data operation crews and operated 11 crews for much of the quarter. Utilization rates were improved from what we experienced in recent quarters, particularly the first quarter of fiscal 2010.
Although difficult weather conditions, including heavy snowfalls across the country, which included record levels in Pennsylvania, along with wet and icy conditions across many areas of the country, negatively impacted our utilization rates and our quarterly results. The weather impact in the quarter reduced revenue levels due to increased downtime, and at the same time increased expenses on several crews by requiring us to employ additional personnel and equipment to complete projects in a timely manner. In addition, weather conditions forced us to temporarily discontinue a project, which in turn negatively impacted utilization rates for a short period of time. We plan to return to this project in the early fall timeframe.
The third-party reimbursable charges for the quarter increased to very high levels as a percentage of revenue. The percentage increase is related to lower crew revenue, but more importantly reflect an increase in activity in areas such as the Marcellus, Haynesville and Fayetteville shale basins, which require more preparatory work and lead time than many other regions in the country.
Demand for our services remains steady and is greatly improved compared to the second quarter of fiscal 2009. Our current order book reflects commitments sufficient to maintain operations of our 11 crews well into calendar 2010. We currently have projects in the Marcellus Shale, Fayetteville Shale, Eagle Ford Shale, Haynesville Shale, Barnett Shale, and throughout the oil-producing basins in the western regions of the country.
Currently our project mix is approximately 70% natural gas and 30% oil driven. Our project sizes range from very small projects, something in the neighborhood of ten square miles, to very large projects involving hundreds of square miles. And our contract mix is predominantly turnkey type contracts.

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
That said, while demand levels remain relatively high for mid-2009 levels, the US seismic market continues to be challenging. Availability of ready projects, aggressive price competition, weather-related risk and the resurgence of multiclient surveys are among our most difficult challenges. Over the course of our Company’s history, we have faced these similar challenges before. We believe the key to our long-term success is to remain disciplined in our approach to the business,maintain key employees and client relationships, acquire equipment as needed and stay focused on the balance sheet.
Our project size mix and the recent strengthening of our order book should allow us the opportunity to mitigate some of the short-term utilization rate issues we have faced in recent quarters. While pricing is competitive, our turnkey contracts should allow us to capitalize on improved crew efficiencies and productivities with increased channel count. However, I would caution that while turnkey contracts allow us more opportunities to increase margin, we also bear more risk related to weather and operational downtime.
Our focus remains on our core business, helping our clients find and develop oil and gas reservoirs cost effectively. As I have said, we’ll remain disciplined in our approach to our business model as we continue to seek out new opportunities, clients, markets and applications of our technology.
During the second quarter, the Board of Directors approved an increase to our 2010 capital budget from $10 million to $20 million. The increase in the budget was to take advantage of an opportunity to purchase additional RSR and ARAM channels, as a demand for increased channel count in industry continues, and we continue to replace MRX capacity. We took delivery of the additional channels in March. Our current channel count is in excess of 120,000, all of which we own.
In February, we deployed our new OYO GSR system as previously announced. Today the OYO system has been utilized as a three-component expansion of an ARAM system and as a stand-alone system on several small projects. We continue to see opportunity to deploy the OYO system in various capacities, as we become more familiar with its operations. The balance of the 2010 capital budget will be used for the purchase of additional geophones and maintenance capital requirements. After our recent purchases, our balance sheet remains strong, with no debt and over $80 million of working capital.
Overall, the lower 48 seismic data acquisition market is beginning to show signs of positive growth, certainly in comparison to the first half of 2009. There are still, however, obstacles to overcome. Weather and land access permits will continue to impact our results going forward, particularly with our shift toward predominantly turnkey contracts. Pricing remains competitive and difficult. The overall pace of economic activity is uncertain. However, we believe the opportunity to overcome the difficult pricing environment and operational risk in our turnkey contracts exists with increased productivity and efficiencies at the crew level.
In closing, our strong balance sheet with over $80 million of working capital and no debt, our asset base, the retention of key technical and operational staff, and our strong client relationships we believe puts us in position to capture the upside of the business cycle. It is our intention to continue to operate with a conservative financial structure, remain loyal to our employees and shareholders, while continuing to focus on helping our trusted clients find oil and natural gas. And with that, Tamika, we are ready to open the call up for questions.

QUESTIONS AND ANSWERS
Operator
(Operator Instructions). We’ll pause for just a moment to compile the Q&A roster. Your first question comes from the line of Marshall Adkins with Raymond James.

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
Marshall Adkins - Raymond James & Associates — Analyst
Good morning. Chris, I was wondering if you could go back to the Safe Harbor statement again. You did such a good job on that. Just kidding there. I don’t need that.

Steve Jumper - Dawson Geophysical Company — President, CEO
Do you have a question?

Christina Hagan - Dawson Geophysical Company — EVP, CFO
Thank goodness.

Marshall Adkins - Raymond James & Associates — Analyst
Steve, I know this is really hard to do, but weather was a big impact this quarter. Can you to some degree help quantify that for me? How much of that hurt you? And really what I’m trying to get to is, looking towards — looking forward to the current quarter we’re in or even the next quarter, how do we return to profitability? Is it the weather going away or the weather interruptions that we had this quarter going away? Or is it higher pricing? Is it better utilization? How do we get back to profitability in the coming quarters?

Steve Jumper - Dawson Geophysical Company — President, CEO
In the second quarter, and this was trailing somewhat out of the first quarter, we had two crews working in North Dakota that were heavily impacted by heavy snowfall. And so we had a negative impact on those two crews, which involved additional equipment and personnel. We had the same thing happen on two crews in Pennsylvania. The two crews in Pennsylvania — the impact to those two crews was not as significant as the stuff we’d faced in North Dakota, because we were facing a little bit of freezing and melting and snowfall. And so we had four crews impacted in the northern part. We had a crew in the Rockies that we had to pull off of that project. And then we had quite a bit of snow and ice off and on in, particularly, North Texas, up through the Arkansas region. So I think the weather impact certainly in February was — I would say significant. I don’t know that I can quantify what that means, Marshall.
Getting back to profitability, the pricing issue is definitely out there. And that’s going to be a difficult one to overcome here in the short-term. I think our key to profitability is going to be utilization. It’s going to be able to keep projects permitted, downtime between projects limited, more fluid in our movement from job to job. More impact to productivity is probably the biggest key, whether it’s permits or weather, either one.
Over the stretch, Marshall, in the last year, even in the difficult environment that we’ve been in, we’ve had months where we’ve performed very, very well, and we’ve talked about this in the past. And going back for years that we can be sailing along and have a great quarter, and then all of a sudden we get to a week or two towards the very end of the quarter, and all that can be impacted by weather.
We’re starting to get a little bit of maybe slight improvement in pricing. We felt like we were seeing that some last quarter. So I’m optimistic there. I think we’re starting to see a little bit, going into the summer months, the weather impact ought to be less. I certainly am not going to give any guidance as to what I think profitability will be around. But I think given the right set of weather conditions and permit situations, things we can’t control, I think we’ve got a shot. Whether we’re going to get there in the next quarter or two, I can’t forecast that.

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
Marshall Adkins - Raymond James & Associates — Analyst
Is it out of the realm of possibility that the weather, this snow and ice you referred to, cost us $0.20, cost you $0.20 this quarter?

Steve Jumper - Dawson Geophysical Company — President, CEO
Marshall, I don’t know. I think — I don’t know that I can quantify it. I do know that we had some rollover expenses related to some of this increase. But I think that’s a difficult question for me to answer.

Marshall Adkins - Raymond James & Associates — Analyst
Okay.

Steve Jumper - Dawson Geophysical Company — President, CEO
So I’m going to pass on that.

Marshall Adkins - Raymond James & Associates — Analyst
But does — it sounds like at the margin, from last month to the month before, some modest pricing improvement.

Steve Jumper - Dawson Geophysical Company — President, CEO
Very, very, very modest. I’ve — it’s still — pricing is still down from where it was late 2008 significantly, whether that number is 30% or 40%,I don’t know. 20%, 30%, 40%, something like that. But I think the other issue that we’re dealing with is back in 2008, early part of 2009, fiscal ‘09 as we were rolling off the order book that we had, we also had a contract mix that was about 50/50 turnkey day rate, which is where we really wanted to be. Now we’re predominantly turnkey, which puts us right back in the situation we’ve been in before, which is going to make us more dependent on crew efficiency and productivity and —

Marshall Adkins - Raymond James & Associates — Analyst
And weather.

Steve Jumper - Dawson Geophysical Company — President, CEO
— bring in more risks on the weather and the permit issue.

Marshall Adkins - Raymond James & Associates — Analyst
Right. Okay. So modest pricing. How about —

Steve Jumper - Dawson Geophysical Company — President, CEO
Very modest.

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
Marshall Adkins - Raymond James & Associates — Analyst
How about bid levels, just in the last — the trend over the last two to three months? Is it pretty much just constant now that we’ve seen gas go to $4, are those bidding activities, that’s trailing off a little bit?

Steve Jumper - Dawson Geophysical Company — President, CEO
I don’t think we’ve seen the bid activity in the Marcellus or the Eagle Ford, for example, be impacted by gas prices going to $4. The demand levels in those two particular areas remain relatively high. Certainly compared to where they were a year ago. I would say bid activity ramped up pretty rapidly coming out of calendar ‘09 and into first quarter of calendar 2010. I think in recent timeframe, last couple of weeks or month or so, I don’t think we’ve seen that steady increase in bid activity. But it’s been steady.
So we had a ramp-up going back into the third and fourth quarter of last year. We haven’t seen a dropoff. I would consider the bid activity to be relatively stable and steady. Very — a lot of activity in the Marcellus, a lot of activity in the Eagle Ford. A lot of activity in the mid-continent oil areas. We’ve continued to be very active in the Fayetteville and continue to have quite a bit of — quite a few commitments in the Barnett. And so the Eagle Ford and the Marcellus, while they have an increase activity — bid level activity, those are also two areas where there seems more activity related to multiclient projects as well.

Marshall Adkins - Raymond James & Associates — Analyst
So it sounds like it’s kind of mirroring the rig counts. Bidding activity anyway.

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes.

Marshall Adkins - Raymond James & Associates — Analyst
Last question from me; I’ll turn it over. We’ve seen a big influx of multiclient stuff, which historically we haven’t really seen in the US. I guess the shale plays, the size of those makes it more amenable for the companies to do that. Is that something you consider — comment on the multiclient stuff, if you would. Thanks.

Steve Jumper - Dawson Geophysical Company — President, CEO
Well, Marshall, it’s a different business model from the business model we have followed for a long, long time. And my assessment of the multiclient business model is that, one, you have to have the staff to put those projects together. Two, its location, location, location. If it’s in the right spot, under the right circumstances, I think it’s going to work well. You have a pre-funding level commitment that — a threshold that needs to be met. And then there’s the issue of once you’ve acquired it, or you’re in the process of acquiring it, how you account for it.
I think there have been some that have worked well. I know some cases where the model in the lower 48 in these shale play appear to be working well. I have seen some that the jury is still out on, and we’ll see how they — that develops. We’re not going to go shoot a multiclient survey just to keep crews active. We would — I think that model needs to be looked at very, very closely and opportunities scrutinized. But at this point I would say we don’t have any intentions today of entering into the multiclient data library business.

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FINAL TRANSCRIPT

May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
Marshall Adkins - Raymond James & Associates — Analyst
Thank you.

Steve Jumper - Dawson Geophysical Company — President, CEO
Okay.

Operator
Your next question comes from the line of Neal Dingmann with Wunderlich Securities.

Neal Dingmann - Wunderlich Securities, Inc. — Analyst
Yes.

Steve Jumper - Dawson Geophysical Company — President, CEO
Hey, Neal.

Neal Dingmann - Wunderlich Securities, Inc. — Analyst
Hey, Steve. Quick question. You mentioned on the OYO system, obviously it sounds like it’s going well. Is that something that you’d continue, I guess, to bring in? You’d bring more of those systems out if demand starts to tick up. I mean, are you seeing — is there much benefit on those versus previous systems?

Steve Jumper - Dawson Geophysical Company — President, CEO
I think in the certain situations, the answer to that question is yes, Neil. We just recently increased our channel count with a purchase of some more RSR and ARAM channels. And so I think there’s still a very long life with both ARAM and the RSR. I do think that GSR system and — is going to have its place. We don’t have enough of it in-house to operate any large projects as stand-alone, but it’s worked quite well where we’ve used it as an add-on component to ARAM, and we’ve used it on some very small projects.
It works well. It’s — we’ve been pleased with its operational functionality. The data quality coming out of it is high-quality data, and we’ve still got some places we’re put it to work here the next couple of quarters, both as stand-alone and add on to the ARAM. I think over the near future, the majority of what it will do will be add on to ARAM as a three-component patch within a larger conventional 3D survey. And so we’re going to keep watching very, very closely,and hope demand picks up at a level where we need more of a lot of stuff.

Neal Dingmann - Wunderlich Securities, Inc. — Analyst
Right. Right. What about — speaking of that, what would you have to see? I mean, obviously now, with the 11 crews, in order to decide to bring out another crew, would somebody have to come in and contract that for a month or several months? Or what would you have to see to bring out another crew?

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FINAL TRANSCRIPT

May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
Steve Jumper - Dawson Geophysical Company — President, CEO
Well, as we’ve said in the past, going up in crew count and down in crew count for us has to be two-fold. Is there long-term visibility to keep that crew busy, which certainly can be tied to a long-term contract somewhere. And do you have short-term visibility to keep utilization rates high. And what has impacted those — our decisions in the past have been those two factors, along with our clients’ needs and demands at the time. And I think right now the 11-crew capacity that we’re operating is sufficient to meet short-term utilization rate issues. It doesn’t do any good to have 14 out there and ten of them working. So our goal is to keep every — to keep as high a utilization rate on whatever crew count we have out there —currently it’s 11 — and be able to see some long-term visibility.
It would be easier for us to expand from 11 to 12 to 14, whatever the case may be, because we have the equipment in-house, and we’ve retained the key personnel. So there wouldn’t be a big CapEx level to expand, like we’ve had to worry about in the 2005 to 2008 timeframe. But right now I think we’re pretty comfortable with the 11-crew count capacity we’re operating. But we’ll see where it goes in the next couple of months or quarters.

Neal Dingmann - Wunderlich Securities, Inc. — Analyst
Okay. And then on the cash, obviously you sit in a pretty nice position and continue to generate cash. Do you continue to consider to buying shares or a special dividend, or what’s the thought with that?

Steve Jumper - Dawson Geophysical Company — President, CEO
We’re a capital-intensive, cash-intensive business. If you look at just the sudden resurgence in the work back into Marcellus, particularly related to these high third-party levels, we’re a capital-intensive, high-working capital requirement operation. And so at this point we do not have any plans to buy back shares. Don’t have any plans for dividends. We’re going to continue to invest the cash we have back into the business as we’ve done historically.

Neal Dingmann - Wunderlich Securities, Inc. — Analyst
Okay. And the last —

Steve Jumper - Dawson Geophysical Company — President, CEO
This thing turns around, we’re going to need every bit of that.

Neal Dingmann - Wunderlich Securities, Inc. — Analyst
Okay. That’s where I was going. And then last question. I mean, would you look at taking the crew unit, being international, Canada, or again with all of the shale plays and such, that will keep you all busy?

Steve Jumper - Dawson Geophysical Company — President, CEO
The international market is a tough one to enter and a tough one to stay in. If you’re in the right place with the right circumstances, it works well. But just to go in and be competitive in an area that you’re not accustomed to working is a very difficult thing to do. I don’t see anything right now international related.
The international world tends to be more project-driven. The US is more market-driven. There’s more E&P companies, more clients, more areas. The international, you work for large companies or NOCs or something like that. And it’s not our desire to

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
enter into an international world or market to create competition. We would have to have the right set of circumstances to consider an international opportunity.

Neal Dingmann - Wunderlich Securities, Inc. — Analyst
Got it. Thank you.

Steve Jumper - Dawson Geophysical Company — President, CEO
Thanks, Neal.

Operator
Your next question comes from the line of Veny Aleksandrov with Pritchard.

Veny Aleksandrov - Pritchard Capital — Analyst
Good morning.

Steve Jumper - Dawson Geophysical Company — President, CEO
Good morning, Veny.

Veny Aleksandrov - Pritchard Capital — Analyst
I have a couple of questions. My first one, the order book is good. Hopefully we’ll see some improvement in pricing. You’re adding in new equipment, which means that the crews are getting bigger. Without going into guidance, can I assume that revenue per crew is going to improve for the rest of the year?

Steve Jumper - Dawson Geophysical Company — President, CEO
If the weather holds, I would say yes. I think it’s going to be a weather, permit-related issue more than anything else. And that’s why it is extremely difficult for me to project that for you, Veny, because I don’t really know what the weather conditions are going to be. But if our utilization rates remain high and the weather stays off of us, I certainly think we have a chance for improvement. I don’t think we’re — I don’t see a significant increase in pricing coming. I think we’re going to look at modest pricing increasing at best.

Veny Aleksandrov - Pritchard Capital — Analyst
Okay. And — thank you. And my other question, the new outplays where some of the work is coming, what are projects? Are they long-term jobs, bigger jobs, or they kind of the same as the natural gas shale jobs?

Steve Jumper - Dawson Geophysical Company — President, CEO
We’ve got them in the Permian Basin, for example, anywhere from 10 to 50 square miles. Permian Basin inclusive of Eastern New Mexico. We’ve got some things in the mid-continent that are 100 to 150 square miles. And then the stuff we did up in

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
North Dakota was two crews of about six months each. And I can see that coming back around as an opportunity later in the year. So I think they’re probably more diverse in size than the Marcellus, Fayetteville, Eagle Ford projects tend to be. They —Marcellus projects for us tend to be in the 50 to 75, 100 square mile range. You don’t see many real small ones. We’re not involved in any real big ones out there. But I think the oil side probably will be a little more diverse in project sizes than the shale place.

Veny Aleksandrov - Pritchard Capital — Analyst
Okay, thank you. And if you can just remind me, this quarter you had a very high level of reimbursables. I understand that. But if you look historically before you had the weathering impact and everything, what was the level, the user level reimbursable compared to the revenues?

Steve Jumper - Dawson Geophysical Company — President, CEO
In the last several years, it’s the highest we’ve been at. It’s — we’ve always talked about a range of 25 to 35, and we exceeded the high range by a little bit.

Veny Aleksandrov - Pritchard Capital — Analyst
Okay.

Steve Jumper - Dawson Geophysical Company — President, CEO
So we were outside the normal range, weighted heavily to the high side.

Veny Aleksandrov - Pritchard Capital — Analyst
Thank you so much. Those were my questions. Thanks.

Steve Jumper - Dawson Geophysical Company — President, CEO
Thank you, Veny.

Operator
Your next question comes from the line of Pierre Conner with Capital One Southcoast.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Good morning, Steve.

Steve Jumper - Dawson Geophysical Company — President, CEO
Hi, Pierre. Have you guys, still celebrating in New Orleans?

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FINAL TRANSCRIPT

May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
Pierre Conner - Capital One Southcoast, Inc. — Analyst
Yes. Right. Right. We have another issue we’re working on right now, actually.

Steve Jumper - Dawson Geophysical Company — President, CEO
I know. I know.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
I appreciate it. Hey, Steve. Since your questions about — you answered about the crew count were interesting, but it is more about the channels. And so I wondered if you could describe the trends of the channels per crew that you’ve seen sequentially into this quarter. And then do you have enough data about the next couple to see if that changes any in terms of channels per crew or channels per job, or where we see it fairly stable?

Steve Jumper - Dawson Geophysical Company — President, CEO
Pierre, we — this somewhat relates to the pricing question inthat it’s very difficult for me to quantify what the pricing levels are from where we were a year ago, two years ago, to where we are today. Because it’s not just an apples-to-apples price comparison. We’ve talked about 2007 and 2008, that the pricing was not linear with channel count. But yet there was an added value with increase channel count. And so while it wasn’t linear, increase crew capacity was — resulted in better images, better efficiencies and all those types of things.
Now in relation to pricing, in the last year or so, I don’t know how much pricing is down versus — it’s a difficult thing to determine if it’s a pricing issue or if we’re adding more channels for the same price.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Company — President, CEO
As we did before. And so, yes, pricing has been a problem. But as demand for increased channel count has continued to grow, we’ve attempted to be in a position where channel count is actually being utilized at a much higher rate than crew count is. Unfortunately we haven’t been able to price that in in recent quarters like we have in the past.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Company — President, CEO
From a channel count standpoint, our crews are bigger and larger and carry more capacity on an average basis than they ever have. In 2008, we were operating three or four crews in excess of 10,000. Had an average somewhere — I don’t know six or so, five or six. I think our average is probably up to 8,500. And so we’ve spread those channels over the existing crews. And so in essence our utilization rates on channel count have been much higher than crew count, which is somewhat increased a little

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
bit the expense level of the crews. But that’s a reason why we’ve bought the RSR and the ARAM channels. I think we’re going to continue to see channel count increase on a crew-by-crew basis, as we go forward.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Okay. Have you heard any early feedback on this very large channel count shoot that was completed in the Rockies earlier in the winter. The numbers are 50 or more thousand channels. That was pretty early. But is there anything else out there like that that could absorb a lot of channels?

Steve Jumper - Dawson Geophysical Company — President, CEO
I don’t see any projects out there. We’ve not been approached or we’re not familiar with any projects that will get up into the 100,000 channel range, no. And I believe the last I heard, that particular project probably touched 100,000 channels at one point. And we’ve not heard of anything that size. We — I think most of what we’re seeing is the crew capacity of 8,500 to 10,000. We have some coming up in the — later in the year that will require 13,000 to 15,000 on the crew. But nothing to that level that you’re talking about.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Okay. That’s helpful. A couple things on some of your commentary. And you mentioned that you have some visibility to keep the current crews working as well into calendar ‘10, and last quarter we talked about at least until mid-’10. Is that just another 90 days, because we’re a quarter later, or did you truly add some — basically you just replaced your burn-off? Are you actually growing that?

Steve Jumper - Dawson Geophysical Company — President, CEO
In the last quarter we’ve been able to replace the burn-off, as you said. So we’ve had enough demand to — and enough commitment come in to replace what we’re shooting on the front side. But you do bring up an interesting question in that the reason that it is difficult for me to sit here and tell you it’s going to be a particular timeframe in terms of months, crew-months, or it’s going to be in dollars, we don’t report our backlog that way.
The efficiency level is such that the replacement — the more efficient we get, the faster we churn through the backlog. So a lot of where we’re going to end up is going to be replacement of backlog and the weather impact. And I feel like today — and I think our staff feels this way — that there’s sufficient demand levels for us to continue to replace backlog on these 11 crews as we acquire at a higher rate, at a high utilization rate.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Okay.

Steve Jumper - Dawson Geophysical Company — President, CEO
We’ll see what happens as we enter the summer months and see what the crew efficiencies are going to be, what the weather impact is going to be. And what the replacement levels on the backlog will be. Without being terribly specific, I’m trying to help you as much as I can here, Pierre.

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May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call
Pierre Conner - Capital One Southcoast, Inc. — Analyst
It is actually, it helps get a picture of, you will have improved efficiency, particularly with the weather improvement. So to that end, I think last year and you indicated earlier I think in the answer to Marshall’s question, you were 50/50 turnkey and day rate, and then last quarter I think you shared a number, kind of in the 70 to 80. You said majority.

Steve Jumper - Dawson Geophysical Company — President, CEO
Yes. I think over the summer. Right now we’re — we may have — any given time one or two of the 11 working day rate. And I think that we’ll probably be one or two on day rate through the — as we get into the summer months. And so we’re still heavily, heavily, heavily weighted to the turnkey side of the contract mix at this point.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
That was exactly the answer to the question. Thank you. Perfect. And then the last one, more, Christina, any — with the additional capital, would you project without guidance per se, where depreciation goes to? Are we going to be moving up sequentially?

Christina Hagan - Dawson Geophysical Company — EVP, CFO
We’re going to move up a little, but not significantly.

Pierre Conner - Capital One Southcoast, Inc. — Analyst
Okay. Okay. That’s fine. Okay, guys. Thank you all very much for the information.

Steve Jumper - Dawson Geophysical Company — President, CEO
Thank you, Pierre.

Operator
And there are no further questions at this time.

Steve Jumper - Dawson Geophysical Company — President, CEO
Well thank you for listening in. I’d particularly like to thank our employees for their efforts and our clients for their continued trust and our shareholders, their continued support. And we will be back in touch with you as at the end of the third quarter. Thank you.

Operator
This concludes today’s conference call. You may now disconnect.

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FINAL TRANSCRIPT

May. 05. 2010 / 2:00PM, DWSN — Q2 2010 Dawson Geophysical Earnings Conference Call

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